CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of B2Gold Corp. of our report dated March 15, 2017 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears as Exhibit 99.2 of B2Gold Corp.’s Annual Report on Form 40-F for the year ended December 31, 2016.

signed “PricewaterhouseCoopers LLP”

Chartered Professional Accountants
Vancouver, British Columbia
June 13, 2017